UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 29, 2021

AMERI METRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54546	45-1877342

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd., Suite 102, York, PA17402

(Address of principal executive offices)

717-434-0668

(Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMT	N/A

"EXPLANATORY NOTE"

This form was amended to repair the exhibit hyperlinks. There are no other changes to this filing.

Item 1.01 Entry into Definitive Material Agreement.

On October 29th, 2021, Jewel’s Real Estate 1086 MASTER LLLP Pennsylvania partnership established in 1997, and Ameri Metro, Infrastructure Cryptocurrency Inc., a Delaware company (together, “Seller”) established in 2021, and Ameri Metro, Inc., a Delaware company (“Buyer”) established in 2011 entered into a Real Property’s Purchase of Development Rights and Sale Agreement (the “Agreement”). Pursuant to the Agreement, Seller provided Buyer all rights to develop and acquire easements and other rights that relate to certain real property consisting of 4,443 single-family building lots, two golf courses, 30 acres of commercial mixed-use land, 20 acres for development of public schools, 20 acres for construction of civic buildings, and land for construction of sewer treatment facilities, located in California (the “Property”).

The purchase price for the Property (the “Purchase Price”) is Five Hundred Forty-One Million Three Hundred Sixty-Nine Thousand and 00/100 Dollars ($541,369,000.00). Pursuant to this Agreement, Buyer paid to Seller an Option Fee in the form of shares of stock of Ameri Metro, Inc., equal to Thirty Million Dollars ($30,000,000.00) in the form of class B shares (6,383 shares) for a negotiated price of $4,700 per share. The Agreement was undertaken at arm’s length

Further to this, an Assignment Agreement was made the 29th of October, 2021 by and between Buyer and Malibu Homes, Inc.. Buyer and Malibu Homes, Inc. are related entities. Buyer owns a 25% non-controlling interest in Malibu Homes, including a right to receive 25% of the income and losses from Malibu Homes’s operations. Malibu Homes will provide residential home building services.

Buyer assigned all its rights, title and interest, together with all its obligations and duties under the Agreement to Malibu Homes for the sum of Seven-Hundred Twenty-Two Million, Seven-Hundred Thirty-Eight Thousand Dollars ($722,738,000.00), to be paid in the form of consumptive use Tokens @ $150,000 price per token, and the tokens are used as defined in W.S.34-29 106(g)(ii), not as a financial investment as defined in W.S34-29-106(g)(V). The tokens are called Ameri Coin, developed by Ameri Metro Infrastructure Cryptocurrency, Inc.

Malibu Homes accepted such assignment on October 29, 2021, and agreed to all terms and conditions, rights, and obligations.

Jewel’s Real Estate 1086 MASTER LLLP is owned by the daughter of the CEO, Chairman and Founder of Ameri Metro, Inc.

Ameri Metro, Infrastructure Cryptocurrency Inc. is owned by the CEO, Chairman and Founder of Ameri Metro, Inc.

Buyer’s management has determined that acquisition of the Property does not constitute a business under S-X 3-05 and Item 2.01 of Form 8-K with reference to S-X 11-01(d) nor does the asset acquisition meet the business criteria under ASC-MG and ASC 805 for accounting purposes. Therefore, no historical financial statements are required to be provided. The assignment by Ameri Metro, Inc. to Malibu Homes is a related party transaction that will be transferred at the exchange amount. Ameri Metro, Inc.’s equity ownership in Malibu Homes will be accounted for and disclosed based on the equity method for accounting and reporting purposes on October 29, 2021 and forward from the closing date.

Item 9.01 Financial Statements and Exhibits.

10.1	Real Property’s Purchase of Development Rights and Sale Agreement

10.2	ASSIGNMENT AGREEMENT

99.1	Financial Statements incorporated in Form 10-K as filed on October 27, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 4, 2021

Ameri Metro, Inc.

/s/ Robert Choiniere
By: Robert Choiniere
Title: Chief Financial Officer